                                                                     Exhibit 5.7

                               [TORYS LETTERHEAD]

                                                                    July 9, 2003

CanWest Media Inc.
31st Floor, TD Centre
201 Portage Avenue
Winnipeg, Manitoba R3B 3L7
Canada

-and-

The Parties Identified on Schedule A Hereto

Dear Sirs/Mesdames:

     Re: CanWest Media Inc. - Offer to Exchange U.S. $200,000,000 7-5/8% Senior A Notes due 2013 for Registered 7-5/8% Senior B Notes due 2013

     We have acted as Ontario counsel to the corporations listed in Schedule A hereto (the "Canadian Guarantors") in connection with the offer to exchange (the "Exchange Offer") by CanWest Media Inc. (the "Company") of its 7-5/8% Series B Senior Notes due 2013 (the "Exchange Notes") for up to U.S.$200,000,000.00 of its outstanding 7-5/8% Series A Senior Notes due 2013 (the "Initial Notes"). This opinion is being delivered to you for filing as an exhibit to the Registration Statement on Form F-4 filed by the Company, the Canadian Guarantors and the other guarantors identified therein (collectively, the "Guarantors") with the United States Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement") pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the Exchange Notes (and the related guarantee of the Guarantors (the "Guarantee")) under the Securities Act. The Initial Notes were issued, and the Exchange Notes will be issued, pursuant to an indenture, dated as of April 3, 2003 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as Trustee.

     We have examined a copy of the Registration Statement and the prospectus contained therein. We have also examined such certificates of public officials and such other certificates, documents and records as we have considered necessary as a basis for or relevant to the opinions hereinafter expressed, including certificates of compliance and certificates of status dated no later than July 3, 2003 in respect of the Canadian Guarantors, issued pursuant to the Canada Business Corporations Act or Business Corporations Act (Ontario), as applicable.
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                                      -2-


          For the purposes of this opinion, we have assumed, with regard to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopies or photostatic copies.

          We have relied on all officer's certificates of Pamela Harrod, Associated General Counsel and Assistant Secretary of CanWest Global Communications Corp. and the Company, as to the matters of fact referred to therein. We have not performed any independent review of the factual matters set out therein. A copy of such certificate is attached to this opinion.

          This opinion is based upon and limited to the laws of the Province of Ontario and the laws of Canada applicable therein.

          Based and relying on and subject to the foregoing, we are of the opinion that:

1. The Canadian Guarantors exist under the laws of their respective jurisdictions of organization, and there are no restrictions on the corporate power and capacity of each Canadian Guarantor to execute, deliver and perform its obligations under the Exchange Notes, the Indenture and the Guarantee, to the extent to which it is a party thereto.

2. The Indenture has been duly authorized by each Canadian Guarantor and has been duly executed by each Canadian Guarantor.

3. The Guarantee has been duly authorized by each Canadian Guarantor and has been duly executed and delivered by each Canadian Guarantor.

          This opinion is being delivered to you in connection with the Registration Statement and is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our prior written authorization. Kaye Scholer LLP may rely on this opinion for purposes of its opinion to you dated on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or under the rules and regulations of the Commission thereunder.


                                   Yours truly,

                                   /s/TORYS LLP
                                   Torys LLP

SCC//AMR

                                   Schedule A

                              CANADIAN GUARANTORS


1.   Apple Box Productions Sub Inc.

2.   BCTV Holdings Inc.

3.   CanWest Media Sales Limited

4.   CHBC Holdings Inc.

5.   CHEK Holdings Inc.

6.   Clarinet Music Inc.

7.   Fox Sports World Canada Holdco Inc.

8.   Global Centre Inc.

9.   Lonestar Holdco Inc.

10.  ONtv Holdings Inc.

11.  ReachCanada Contact Centre Limited

12.  RetroVista Holdco Inc.

13.  Studio Post & Transfer Sub Inc.

14.  WIC Television Production Sub Inc.

15.  Xtreme Sports Holdco Inc.

                                  CERTIFICATE

TO:  Osler, Hoskin & Harcourt LLP
     Torys LLP
     Pitblado
     Fasken Martineau DuMoulin LLP
     (collectively, "Counsel")

RE: Offer by CanWest Media Inc. (the "Company") to exchange the Company's 7-5/8% Series B Senior Notes due 2013 (the "Exchange Notes") for up to U.S.$200,000,000 of the Company's outstanding 7-5/8% Series A Senior Notes due 2013 (the "Initial Notes")

--------------------------------------------------------------------------------

In connection with the opinions to be provided by Counsel concerning the transaction described above, the undersigned certifies for and on behalf of the Company, and not personally, as follows:

1. The undersigned is the Associate General Counsel and Assistant Secretary of CanWest Global Communications Corp. ("CanWest") and of the Company and as such is familiar with the books and records, business and properties of the Company and each of the corporations and partnerships listed on Schedule A hereto (each, a "Canadian Guarantor" and, collectively, the "Canadian Guarantors").

2. The corporate and partnership records and minute books of the Company and each of the Canadian Guarantors provided to Counsel (as indicated on Schedule A hereto) in connection with the offering of the Initial Notes on April 3, 2003 are the original or duplicate corporate and partnership records and minute books of the Company and each of the Canadian Guarantors and contain all articles, partnership agreements and declarations and by-laws of the Company and each of the Canadian Guarantors, current directors', partners' and shareholders' registers of the Company and each of the Canadian Guarantors and all resolutions and minutes of all meetings or other proceedings of the shareholders, partners or directors (or any committee thereof) of the Company or any of the Canadian Guarantors during such periods noted in such corporate and partnership records and minute books. Such corporate and partnership records and minute books are true, correct and complete in all material respects and, since being made available to such Counsel in connection with the offering of the Initial Notes on April 3, 2003, there have been no changes, additions or alterations thereto, other than those changes, additions or alterations thereto, which have been delivered to such Counsel.

3. As of the date of this certificate, no winding up, liquidation, dissolution, insolvency, bankruptcy, amalgamation, reorganization or continuation proceedings have been commenced or are being contemplated by CanWest, the Company or any of the Canadian Guarantors and, after due inquiry, neither CanWest nor the Company has no knowledge of any such proceedings having been commenced or being contemplated by any other party.

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                                     - 2 -


4. No unanimous shareholders' agreement has been entered into with respect to CanWest, the Company or any of the Canadian Guarantors.

5. The undersigned acknowledges that this certificate is to be relied upon by Counsel in rendering their respective opinions, and may be relied upon by the addressees of such opinions.

    DATED July 7th, 2003.

                                            /s/ Pamela Harrod
                                            ------------------------------------
                                            Name:  Pamela Harrod
                                            Title: Associate General Counsel and
                                                   Assistant Secretary

                                   SCHEDULE A

                              CANADIAN GUARANTORS

     SUBSIDIARY                                                 COUNSEL
     ----------                                                 -------
1.   2846551 Canada Inc. (CBCA)                                 Oslers
2.   3919056 Canada Ltd. (CBCA)                                 Oslers
3.   Apple Box Productions Sub Inc. (CBCA)                      Torys
4.   BCTV Holdings Inc. (CBCA)                                  Torys
5.   Calgary Herald Group Inc. (CBCA)                           Oslers
6.   CanWest Finance Inc./Financiere CanWest Inc. (Quebec)      Faskens
7.   CanWest Global Broadcasting Inc./Radiodiffusion CanWest    Faskens
     Global Inc. (Quebec)
8.   CanWest Interactive Inc. (CBCA)                            Oslers
9.   CanWest Media Sales Limited (CBCA)                         Torys
10.  CanWest -- Montreal R.P. Holdings Inc. (CBCA)              Oslers
11.  CanWest Publications Inc. (CBCA)                           Oslers
12.  CanWest -- Windsor R.P. Holdings Inc. (CBCA)               Oslers
13.  CHBC Holdings Inc. (CBCA)                                  Torys
14.  CHEK Holdings Inc. (CBCA)                                  Torys
15.  Clarinet Music Inc. (Ontario)                              Torys
16.  Edmonton Journal Group Inc. (CBCA)                         Oslers
17.  Fox Sports World Canada Holdco Inc. (CBCA)                 Torys
18.  Global Centre Inc. (Ontario)                               Torys
19.  Global Communications Limited (Manitoba)                   Pitblado
20.  Global Television Centre Ltd. (CBCA)                       Oslers
21.  Global Television Network Inc. (CBCA)                      Oslers
22.  Global Television Network Quebec, Limited                  Faskens/Pitblado
     Partnership/Reseau de Television Global Quebec, Societe
     en commandite (Quebec)
23.  Global Television Specialty Networks Inc. (CBCA)           Oslers
24.  Lonestar Holdco Inc. (CBCA)                                Torys
25.  Lower Mainland Publishing Group Inc. (CBCA)                Oslers
26.  Montreal Gazette Group Inc. (CBCA)                         Oslers
27.  Multisound Publishers Ltd. (CBCA)                          Oslers
28.  Nanaimo Daily News Group Inc. (CBCA)                       Oslers
29.  ONtv Holdings Inc. (CBCA)                                  Torys
30.  Ottawa Citizen Group Inc. (CBCA)                           Oslers
31.  Pacific Newspaper Group Inc. (CBCA)                        Oslers
32.  Port Alberni Times Group Inc. (CBCA)                       Oslers
33.  ReachCanada Contact Centre Limited (CBCA)                  Torys
34.  Regina Leader Post Group Inc. (CBCA)                       Oslers
35.  RetroVista Holdco Inc. (CBCA)                              Torys
36.  Saskatoon StarPhoenix Group Inc. (CBCA)                    Oslers
37.  Southam Digital Inc. (CBCA)                                Oslers

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                                      -2-



38.  Studio Post & Transfer Sub Inc. (CBCA)          Torys
39.  Vancouver Island Newspaper Group Inc. (CBCA)    Oslers
40.  Victoria Times Colonist Group Inc. (CBCA)       Oslers
41.  Western Communications Inc. (CBCA)              Oslers
42.  WIC Mobile TV Inc. (CBCA)                       Oslers
43.  WIC Television Production Sub Inc. (CBCA)       Torys
44.  WIC TV Amalco Inc. (CBCA)                       Oslers
45.  Windsor Star Group Inc. (CBCA)                  Oslers
46   Xtreme Sports Holdco Inc. (CBCA)                Torys